Exhibit 99.1

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Investor Contact:	Media Contact:
Diana Vesga	Stephanie Pillersdorf /Brooke Morganstein
Univision Communications Inc.	Sard Verbinnen & Co
310-410-5677	212-687-8080

UNIVISION ANNOUNCES 2007 FIRST QUARTER RESULTS

Net Revenue Increase 9%

Adjusted Operating Income Before Depreciation and Amortization1 Increases 11%

Adjusted Income From Continuing Operations Increases 15%

Univision Network Draws Larger 18-34 Audience than ABC, NBC, CBS or Fox on

Nearly Two Out of Every Three Nights in the Quarter

Univision Radio Leads the Industry with 20% Revenue Growth

NEW YORK, NY, May 10, 2007 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the first quarter ended March 31, 2007. For the first quarter, net revenue increased 9% to $437.3 million from $402.6 million in the first quarter of 2006. Adjusted operating income before depreciation and amortization1 increased 11% to $146.6 million in 2007 from $132.3 million in 2006. Adjusted income from continuing operations1 increased 15% to $66.1 million in 2007 from $57.4 million in 2006. Prior to the completion of the merger on March 29, 2007, the Buyers decided to sell the Company’s music recording and publishing businesses. As a result, the music division results of operations, assets and liabilities are reported as a discontinued operation for all periods presented and are not included in the above results.

Joe Uva, Chief Executive Officer, said, “Univision achieved both financial and operational success in the first quarter, further bolstering its industry-leading position and providing a springboard for the Company’s exciting future under new ownership. As we head into the Upfront, we are well positioned for continued growth, with Univision as the fifth largest television network in the country and TeleFutura beating Telemundo in primetime for the first time in its history. We are eager to further evolve our relationships with clients by allowing them to tap into the years of trust, respect and cultural connection Univision has built with Hispanic Americans through a creative and flexible approach.”

Andrew W. Hobson, Senior Executive Vice President, Chief Financial Officer and Chief Strategic Officer, said, “Our advertising-related businesses continued to fuel the Company’s results in the first quarter, with net revenue growth in our television, radio and online divisions significantly out performing their respective industry growth rates, compared to last year. Univision grew its adjusted operating income before depreciation and amortization by 11%, led by our radio business which delivered strong adjusted operating income before depreciation and amortization growth of 49% in the first quarter.”

[1]

Operating income before depreciation and amortization (“OIBDA”) and income from continuing operations are presented on an adjusted basis. See pages 5 through 7 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

The following tables set forth the Company’s unaudited financial performance for the three months ended March 31, 2007 and 2006 by segment:

Unaudited In millions	Three Months Ended March 31,
	Net Revenues		Operating Income Before Depreciation and Amortization[2]
	2007	2006	Adjusted 2007	Adjusted 2006
Television	$340.9	$323.2	$119.3	$114.5
Radio	86.9	72.5	26.3	17.6
Internet	9.5	6.9	1.0	0.2

Consolidated	$437.3	$402.6	$146.6	$132.3

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the first quarter 2007, as measured by Nielsen’s National Television Index (NTI).

Total U.S. Primetime Network Audience Statistics

1st Quarter 2007

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	3,130	6,663
2	CBS	1,921	5,181
3	ABC	1,772	4,126
4	NBC	1,486	3,671
5	UNIVISION	1,150	2,153
6	CW	940	1,642
7	USA	540	1,174
8	ADSM	524	711
9	TBSC	522	993
10	MTV	454	567

Source: Nielsen Media Research, NTI, 01/01/07-04/01/07 Live+SD data.

Primetime defined as M-Sa 8-11p, Su 7-11p.

*	By Adults 18-34

The Univision Network maintained its ranking as the #5 network in the country in primetime among all Adults 18-34, 18-49 and Total Viewers 2+ as measured by Nielsen’s NTI in the 2007 first quarter. In the quarter, Univision delivered 22% more total Adults 18-34 and 31% more total Adults 18-49 than the CW network. In addition, during the highly competitive weekday 8:00-9:00 pm primetime hour, the Univision Network was #2 in the country among all Adults 18-34 with the success of its blockbuster novela “La Fea Más Bella” (“The Prettiest Ugly Girl”). In addition, on nearly two out of every three nights in the quarter, Univision attracted more total Adult viewers 18-34 than ABC, CBS, NBC or FOX placing it in the top four networks in the country.

[2]

OIBDA and income from continuing operations are presented on an adjusted basis. See pages 5 through 7 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Locally, during the 2007 February Sweeps, Univision stations were ranked as the #1 station in any language in primetime among all Adults 18-49 in Los Angeles, Houston and Fresno, and among all Adults 18-34 in Los Angeles, Houston, Dallas (tie) and Fresno. In total day, Univision stations were ranked as the #1 station in any language in Los Angeles, Miami (tie), Houston Phoenix and Fresno among all Adults 18-49 and in Los Angeles, Miami, Houston, Dallas, San Francisco (tie), Phoenix, Sacramento, Fresno, Austin, Tucson and Bakersfield among all Adults 18-34.

TeleFutura Network

In the 2007 first quarter, the TeleFutura Network delivered a record-breaking performance in primetime, ranking as the #2 Spanish-language network during primetime for the first time ever and surpassing Telemundo for an entire quarter among U. S Hispanic Adults 18-34. TeleFutura increased its primetime Adult 18-49 audience 56% over last year to a new record high and its primetime Adult 18-34 audience grew 61%. In total day, TeleFutura also ranked as the #2 Spanish-language network among Adults 18-34, with a viewership increase of 46% compared to the same quarter last year. Among Adults 18-49 in total day, TeleFutura increased its viewership 36%, compared to the 2006 first quarter.

Locally, during the February 2007 Sweeps, TeleFutura stations were ranked as the #2 station in primetime, among U.S. Hispanic Adults 18-49 and 18-34, trailing only Univision and surpassing Telemundo, in two of the country’s three largest cities – Los Angeles and Chicago. In total day, TeleFutura was the #2 station among U.S. Hispanic Adults 18-49 and 18-34 in Los Angeles, Chicago, Houston, Dallas (tie among 18-49) and Fresno. TeleFutura also outperformed Telemundo in Sacramento and Tucson in total day among the same U.S. Hispanic Adults 18-34.

Galavisión Network

The Galavisión Network delivered its strongest quarterly ratings in its history during the first quarter, achieving audience increases of 7% in primetime and 17% in total day among U.S. Hispanic Adults 18-49, over the same quarter last year. Galavisión remained the #1 cable network among U.S. Hispanics during the quarter, attracting more Hispanic viewers 18-49 in primetime than any other cable network, regardless of language. Galavisión’s broadcasts of Fútbol Liga Mexicana outdelivered Telemundo’s regularly scheduled soccer programs during the quarter by at least 78% among Adults 18-49 and its first quarter Adult 18-49 audience outdelivered broadcast network Azteca America in primetime, total day, daytime and early fringe by at least 30%.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 20% in the 2007 first quarter, outperforming the industry as a whole, which is estimated to have finished flat to up low single-digits. In the Arbitron Winter 2007 book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth among Adults 18-34 and Adults 25-54 in key markets. In Los Angeles, Univision Radio maintained its leadership position with KSCA and KLVE ranking as the #1 and #2 (tied) stations in the market among all Adults 25-54 (Hispanic and Non-Hispanic), respectively. Univision Radio’s New York station cluster posted notable audience share increases of 54% among Adults 18-34 and 27% increase among Adults 25-54 compared to the Winter 2006 book. In addition, Univision Radio continued to expand its leadership positions in Miami and Chicago, ranking as the #1 stations among Adults 25-54 (Hispanic and non-Hispanic) in both markets.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

INTERNET HIGHLIGHTS

Univision Online achieved another quarter of significant growth, increasing page impressions by 27% and unique visits by 46% compared to the first quarter last year. During the 2007 first quarter, Univision.com received renewal of its traffic measurement accreditation by the Media Ratings Council (“MRC”), giving it the longest-running MRC accreditation of any website, regardless of language. In addition, during the quarter Univision Online was the recipient of nine Promax/BDA Latin America Awards, which honors excellence in marketing, promotion and application design in electronic media.

OPTIMIZE OUR PORTFOLIO OF ASSETS

We intend to focus our portfolio of assets on advertising-driven businesses in our core markets. Accordingly, we intend to sell certain non-core assets, including our music publishing and recording businesses and potentially a portfolio of non-core radio stations.

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on Monday, May 14, 2007, at 5:00 p.m. ET/2:00 p.m. PT. The call can be accessed by dialing (719) 457-2698. The call transcript will also be available on www.univision.net and the replay will be available beginning at 8:00 p.m. ET Monday, May 14, 2007, through Friday, May 18, 2007. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 5543604.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 87% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 62 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 70 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com, and the discontinued operation Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.8% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	failure to service our debt;

•	risks associated with cancellations, reductions or postponements of advertising;

•	lack of audience acceptance of our content;

•	our reliance on Televisa for a significant amount of our network programming and our pending litigation with Televisa;

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

•	the dependence of our programming and music businesses on popular acceptance;

•	geographic concentration of the U.S. Hispanic population;

•	piracy of our programming and other content;

•	our ability to respond to rapid changes in technology;

•	changes in U.S. communications laws or other regulations;

•	our failure to reach agreement with cable operators on acceptable “retransmission consent terms” or new laws or regulations that eliminate or limit the scope of “must carry” rights;

•	vigorous enforcement or enhancement of Federal Communications Commission, or FCC, indecency and other program content rules;

•	our inability to realize the full value of our significant goodwill;

•	our inability to realize anticipated cost savings;

•	our inability to implement and upgrade effectively our accounting and operations support systems;

•	our dependence on the performance of our senior executives;

•	the control of our Company by the Buyers following consummation of the Transactions;

•	our inability to recover payments under protest and license fee overcharges;

•	our inability to receive incremental amount of estimated rate increases from a satellite television provider; and

•	unanticipated interruption of our broadcasting for any reason, including natural disasters and acts of terrorism.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET (LOSS) INCOME

The Company uses the key indicator of adjusted operating income before depreciation and amortization (“OIBDA”) primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. OIBDA, which is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on an adjusted basis to exclude merger related expenses, voluntary contribution per FCC consent decree fee, share-based compensation expense recorded in accordance with SFAS No. 123R Accounting For Stock-Based Compensation, Televisa litigation costs and Televisa payments under protest and other license fee overcharges, consulting expense associated with a finance transformation project, and an asset impairment charge. For the reasons stated above, adjusted income from continuing operations is used by management to evaluate financial performance without the effect of these charges, the loss on extinguishment of debt, the gain from the sale of 7.2 million shares of Entravision stock and a tax benefit realized from the reversal of the valuation allowance relating to the nontemporary decline in the fair value of the Entravision and St. Louis/Denver LLC investments, and the nontemporary decline in fair value of investments.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Adjusted OIBDA and adjusted income from continuing operations are not, and should not be used as, indicators of or alternatives to operating (loss) income or net (loss) income as reflected in the consolidated financial statements, they are not measures of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with GAAP. Since the definitions of adjusted OIBDA and adjusted income from continuing operations may vary among companies and industries they should not be used as measures of performance among companies.

The tables below set forth a reconciliation of adjusted OIBDA to operating (loss) income for each segment and consolidated net income (loss), which are the most directly comparable GAAP financial measures.

Unaudited In millions	Three Months Ended March 31, 2007
	Consolidated	Television	Radio	Internet
Adjusted OIBDA	$146.6	$119.3	$26.3	$1.0
Depreciation and amortization	20.1	16.7	2.9	0.5
Merger related expenses	144.2	138.5	5.7	—
Voluntary contribution per FCC consent decree	24.0	24.0	—	—
Share-based compensation expense	4.9	3.6	1.1	0.2
Televisa litigation costs and Televisa payments under protest and other license fee overcharges	6.5	6.5	—	—
Finance transformation expense	2.6	2.6	—	—

Operating (loss) income	$(55.7)	$(72.6)	$16.6	$0.3

Unaudited In millions	Three Months Ended March 31, 2007
	As Reported	Adjustments		Adjusted
Operating (loss) income	$(55.7)	$182.2	[3]	$126.5
Other (income) expense:
Interest expense, net	17.9	—		17.9
Amortization of deferred financing costs	0.5	—		0.5
Stock dividend	(0.5)	—		(0.5)
Equity income in unconsolidated subsidiaries and other	(0.7)	—		(0.7)
Loss on extinguishment of debt	1.6	(1.6)		—

(Loss) income before taxes	(74.5)	183.8		109.3
(Benefit) provision for income taxes	(5.9)	49.1	[4]	43.2

(Loss) income from continuing operations	(68.6)	$134.7		$66.1

Income from discontinued operations, net of income tax	1.6

Net loss	$(67.0)

[3]

For the three months ended March 31, 2007, the Company incurred charges of $144.2 million for merger related expenses, $24.0 million for the FCC Consent Decree Fee, $4.9 million for share-based compensation expense recorded in accordance with SFAS No. 123R, $6.5 million for Televisa litigation costs and Televisa payments under protest and other license fee overcharges and $2.6 million for consulting expense associated with a finance transformation project.

[4]	The adjustments reflect the tax impact of the pretax adjustments.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

Unaudited In millions	Three Months Ended March 31, 2006
	Consolidated	Television	Radio	Internet
Adjusted OIBDA	$132.3	$114.5	$17.6	$0.2
Depreciation and amortization	20.6	17.2	2.9	0.5
Shared-based compensation	2.8	1.9	0.8	0.1
Televisa litigation costs and Televisa payments under protest and other license fee overcharges	3.4	3.4	—	—
Asset impairment charge	1.6	—	1.6	—
Merger related expenses	0.8	0.8	—	—

Operating income (loss)	$103.1	$91.2	$12.3	$(0.4)

Unaudited In millions	Three Months Ended March 31, 2006
	As Reported	Adjustments		Adjusted
Operating income	$103.1	$8.6	[5]	$111.7
Interest expense, net	24.6	—		24.6
Amortization of deferred financing costs	0.9	—		0.9
Stock dividend	(0.5)	—		(0.5)
Equity income in unconsolidated subsidiaries and other	(0.6)	—		(0.6)
Gain on sale of Entravision stock	(1.3)	1.3		—

Income before taxes	80.0	7.3		87.3
Provision for income taxes	27.7	2.2		29.9

Income from continuing operations	52.3	$5.1		$57.4

Income from discontinued operations, net of income tax	1.6

Net income	$53.9

[5]

For the three months ended March 31, 2006, the Company incurred charges of $2.8 million for share-based compensation expense recorded in accordance with SFAS No. 123R, $3.4 million for Televisa litigation costs and Televisa payments under protest and other license fee overcharges, $1.6 million for an asset impairment charge and $0.8 million for merger related expenses.

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$320.3	$103.5
Accounts receivable, net	364.0	426.6
Program rights	24.6	27.3
Income taxes receivable	52.8	—
Deferred tax assets	11.8	12.4
Prepaid expenses and other	37.3	36.1
Current assets held for sale	61.3	58.0

Total current assets	872.1	663.9

Property and equipment, net	634.9	590.4
Intangible assets, net	7,430.7	4,298.2
Goodwill	6,990.0	2,002.8
Deferred financing costs, net	333.1	5.5
Program rights	15.5	17.4
Investments in equity method investees	51.2	50.2
Investments in cost method investees	195.3	161.4
Other assets	41.4	19.1
Non-current assets held for sale	357.3	357.5

Total assets	$16,921.5	$8,166.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$187.6	$156.5
Merger related accrued liabilities	216.7	—
Income taxes payable	—	8.1
Accrued interest	16.2	22.4
Accrued license fees	19.4	17.9
Program rights obligations	14.9	15.7
Current portion of long-term debt and capital lease obligations	203.2	202.3
Current liabilities held for sale	64.1	60.7

Total current liabilities	722.1	483.6

Long-term debt	9,771.4	922.2
Capital lease obligations	46.6	47.4
Program rights obligations	13.4	13.9
Deferred tax liabilities	2,352.3	1,084.6
Other long-term liabilities	58.6	53.5
Non-current liabilities held for sale	0.1	(0.3)

Total liabilities	12,964.5	2,604.9

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2007 and 1,040,000,000 shares authorized in 2006; 1,000 shares issued and outstanding in 2007 and 309,943,277 shares issued and 309,533,633 shares outstanding in 2006	—	3.1
Paid-in-capital	3,957.0	4,268.9
Retained earnings	—	1,305.7
Accumulated other comprehensive losses	—	(1.7)
Treasury stock, at cost, 409,644 shares in 2006	—	(14.5)

Total stockholders’ equity	3,957.0	5,561.5

Total liabilities and stockholders’ equity	$16,921.5	$8,166.4

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited and in millions)

	Three Months Ended March 31,
	2007	2006
Net revenues	$437.3	$402.6

Direct operating expenses (excluding depreciation and amortization)	160.6	150.3
Selling, general and administrative expenses (excluding depreciation and amortization)	144.1	127.8
Merger related expenses	144.2	0.8
Voluntary contribution per FCC consent decree	24.0	—
Depreciation and amortization	20.1	20.6

Operating expenses	493.0	299.5

Operating (loss) income	(55.7)	103.1
Other expenses (income):
Interest expense, net	17.9	24.6
Loss on extinguishment of debt	1.6	—
Amortization of deferred financing costs	0.5	0.9
Stock dividend	(0.5)	(0.5)
Equity income in unconsolidated subsidiaries and other	(0.7)	(0.6)
Gain on sale of Entravision stock	—	(1.3)

(Loss) income from continuing operations before taxes	(74.5)	80.0
(Benefit) provision for income taxes	(5.9)	27.7

(Loss) income from continuing operations	(68.6)	52.3
Income from discontinued operation, net of income tax	1.6	1.6

Net (loss) income	(67.0)	53.9
Currency translation adjustment	1.7	(0.3)

Comprehensive (loss) income	$(65.3)	$53.6

PRESS RELEASE	UNIVISION COMMUNICATIONS INC.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(67.0)	$53.9
Income from discontinued operation	1.6	1.6

(Loss) income from continuing operations	(68.6)	52.3
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Depreciation	19.5	19.8
Amortization of intangible assets and deferred financing costs	1.2	1.6
Deferred income taxes	20.5	17.0
Stock dividend	(0.5)	(0.5)
Equity income in unconsolidated subsidiaries	(0.6)	(0.4)
Loss on sale of property and equipment	0.1	0.1
Gain on sale of Entravision stock	—	(1.3)
Share-based compensation	36.5	2.8
Loss on extinguishment of debt	1.6	—
Other non-cash items	0.2	0.2
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	62.6	49.7
Program rights	4.7	6.9
Income taxes receivable	(88.5)	3.2
Deferred tax assets	—	(5.3)
Prepaid expenses and other	(23.4)	4.2
Accounts payable and accrued liabilities	94.3	(46.3)
Income taxes payable	58.5	8.5
Accrued interest	(6.2)	(6.0)
Accrued license fees	1.5	(3.0)
Program rights obligations	(1.2)	(2.3)
Other, net	8.6	(0.6)

Net cash provided by operating activities from continuing operations	120.8	100.6
Net cash provided by operating activities from discontinued operation	0.2	2.7

Net cash provided by operating activities	121.0	103.3

Cash flows from investing activities:
Acquisitions, net of acquired cash	—	(12.3)
Proceeds from sale of Entravision stock	—	51.1
Capital expenditures	(15.6)	(19.9)
Other, net	(0.3)	(0.2)

Net cash provided by investing activities from continuing operations	(15.9)	18.7
Net cash used in investing activities from discontinued operation	(0.4)	(3.5)

Net cash provided by investing activities	(16.3)	15.2

Cash flows from financing activities:
Proceeds from issuance of long-term debt	9,080.0	236.0
Capital contribution from Buyer	3,957.0	—
Purchase of merger equity	(12,240.7)	—
Repayment of long-term debt	(261.2)	(363.1)
Merger related acquisition costs	(111.6)	—
Purchases of treasury shares	(2.6)	—
Proceeds from stock options exercised	16.8	11.8
Income tax benefit from share-based awards	3.8	2.0
Deferred financing costs	(329.4)	(1.5)

Net cash used in financing activities from continuing operations	112.1	(114.8)
Net cash used in financing activities from discontinued operation	—	—

Net cash used in financing activities	112.1	(114.8)

Net increase in cash	216.8	3.7
Cash and cash equivalents, beginning of period (includes $4.9 in 2007 and $36.7 in 2006 of discontinued operation cash)	103.5	99.4

Cash and cash equivalents, end of period (includes $4.7 in 2007 and $36.3 in 2006 of discontinued operation cash)	$320.3	$103.1

Supplemental disclosure of cash flow information:
Interest paid	$22.3	$26.6
Income taxes paid	$0.7	$7.6